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                                           FORM OF AMENDMENT NO. 2 TO SCHEDULE A

                                           SCHEDULE A

       UBS RELATIONSHIP FUNDS

1.   UBS Global Securities Relationship Fund

2.   UBS Global Aggregate Bond Relationship Fund

3.   UBS U.S. Large Cap Equity Relationship Fund

4.   UBS U.S. Intermediate Cap Relationship Fund

5.   UBS U.S. Value Equity Relationship Fund

6.   UBS U.S. Small Cap Equity Relationship Fund

7.   UBS Emerging Markets Equity Relationship Fund

8.   UBS U.S. Core Plus Relationship Fund

9.   UBS U.S. Bond Relationship Fund

10.  UBS Short Duration Relationship Fund

11.  UBS Enhanced Yield Relationship Fund

12.  UBS U.S. Treasury Inflation Protected Securities Relationship Fund

13.  UBS Short-Term Relationship Fund

14.  UBS Emerging Markets Debt Relationship Fund

15.  UBS Opportunistic Emerging Markets Debt Relationship Fund

16.  UBS Opportunistic High Yield Relationship Fund

17.  UBS Corporate Bond Relationship Fund

     This Amendment has been agreed to as of this ___ day of ___________, 2002 by the undersigned.

UBS RELATIONSHIP FUNDS               UBS RELATIONSHIP FUNDS


By:                                  By:
    ------------------------------       ---------------------------
    Name:  Paul H. Schubert              Name:  David M. Goldenberg
    Title: Treasurer and Principal       Title: Vice President and
           Accounting Officer                   Secretary


UBS GLOBAL ASSET MANAGEMENT          UBS GLOBAL ASSET MANAGEMENT
(AMERICAS) INC.                      (AMERICAS) INC.


By:                                  By:
    ------------------------------       ---------------------------
    Name:  Robert P. Wolfangel           Name:  Amy R. Doberman
    Title: Executive Director and        Title: Assistant Secretary
           Chief Financial Officer